EXHIBIT 99.1

ACCESS Newswire Reports Second Quarter 2025 Results

Operational Efficiencies Improve, Increasing EBITDA and Cash Flow

•	Revenue increased 3% to $5.6M compared to $5.5M in Q1 2025 and decreased 7% from $6.0M in Q2 2024
•	Adjusted EBITDA increased $308,000 to $836,000 compared to $528,000 in Q2 2024
•	The Company was cash flow positive for the quarter, with cash flow from operations increasing $325,000 from Q2 2024
•	Subscriptions increased to 971 at the end of Q2 2025 from 955 at the end of Q1 2025 and 867 in Q2 2024

RALEIGH, NC / ACCESS Newswire / ACCESS Newswire Inc. (NYSE American:ACCS) (the "Company"), a leading communications company, today reported its operating results for the three and six months ended June 30, 2025.

“We’re pleased to report another quarter of sequential growth, highlighting the continued momentum of our business as we execute on our long-term strategy,” said Brian R. Balbirnie, ACCESS Newswire’s Founder and Chief Executive Officer. “We continue to transition the business to a subscription-based model and remain confident this shift is delivering greater value to our customers while building a sustainable, predictable business that will be best for all stakeholders. We continue to see strong gross margins, an increase in the number of subscription customers and a return of adjusted EBITDA to mid-teen percentages of revenue, at 15% for the quarter. Along with increasing revenue, all of these remain key areas of focus through the remainder of the year.”

Mr. Balbirnie added, “Based on the breadth of our product functionality and our subscription-based approach, we are in a unique position to capture growth in the communications market and are excited about the upcoming product enhancements we will release as we approach the end of the year. Alongside our focus on continued operational efficiencies, we believe our initiatives will further strengthen our performance and drive improved results in both the near and long term.”

Second Quarter 2025 Highlights:

•

Revenue - Total revenue was $5,621,000, a 7% decrease from $6,020,000 in Q2 2024 and a 3% increase from $5,476,000 in Q1 2025. The decrease in revenue year-over-year is due to slight declines across all our various product lines, including revenue from our core press release business, which decreased 4% from the prior year due to lower revenue per release as a result of product mix, despite an increase in volume. Press release revenue increased 5% from Q1 2025.

•

Gross Margin - Gross margin for Q2 2025 was $4,285,000, or 76% of revenue, compared to $4,647,000, or 77% of revenue, during Q2 2024 and $4,273,000, or 78% of revenue in Q1 2025. The decrease from the prior year is primarily due to lower revenue, as costs of revenue remained consistent. The decrease from Q1 2025 is due to increased distribution costs with the addition of new distribution partners.

1

•

Operating Loss - Operating loss was $249,000 for Q2 2025, as compared to $531,000 during Q2 2024. Operating expenses decreased $644,000, or 12%, to $4.5 million. The decrease was primarily due to a reduction in headcount throughout the organization along with other initiatives to generate operational efficiencies.

•

Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $239,000, or $0.06 per diluted share, for the three months ended June 30, 2025, compared to $683,000, or $0.18 per diluted share, for the three months ended June 30, 2024.

•

Net loss from discontinued operations, net of tax - On a GAAP basis, net loss from discontinued operations was $236,000, or $0.06 per diluted share during Q2 2025, compared net income from discontinued operations of $690,000, or $0.18 per diluted share during Q2 2024. The net loss from discontinued operations during Q2 2025 was primarily related to additional reserves on remaining accounts receivable.

•	Operating Cash Flows - Cash flows from operations for Q2 2025 were $135,000 compared to $(190,000) in Q2 2024.

•

Non-GAAP Measures – Q2 2025 EBITDA was $480,000, or 9%, compared to $211,000, or 4%, during Q2 2024. Adjusted EBITDA was $836,000, or 15% of revenue, for Q2 2025 compared to $528,000, or 9% of revenue, for Q2 2024. Non-GAAP net income for Q2 2025 was $556,000, or $0.14 per diluted share, compared to $101,000, or $0.03 per diluted share, during Q2 2024. Adjusted free-cash flow was $250,000 for Q2 2025 compared to $(292,000) for Q2 2024. The improvement to Non-GAAP measures is largely due to the cost improvements and operational efficiencies made in the business.

First Half 2025 Highlights:

•

Revenue - Total revenue was $11,097,000, a 4% decrease from $11,592,000 during the first half of 2024. Similar to the results for the quarter, the decrease was primarily due to declines in revenue across all of our product lines. Specifically, press release revenue decreased approximately 2% due to lower revenue per release as a result of product mix, on increased volumes.

•

Gross Margin - Gross margin for the first half of 2025 was $8,557,000, or 77% of revenue, compared to $8,831,000, or 76% of revenue, during the first half of 2024. The increase in gross margin percentage is due to the optimization of our operations team partially offset by increased distribution costs related to the addition of new partners.

•

Operating Loss - Operating loss was $926,000 for the first half of 2025, as compared to $1,393,000 during the first half of 2024. Operating expenses decreased $740,000, or 7%, to $9.5 million. As with the quarter, the decrease was primarily due to a reduction in headcount and operational efficiencies throughout the organization.

•

Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $1,004,000, or $0.26 per diluted share during the first half of 2025, compared to $1,466000, or $0.38 per diluted share during the first half of 2024.

2

•

Net income from discontinued operations, net of tax - On a GAAP basis, net income from discontinued operations was $5,916,000, or $1.54 per diluted share during the first half of 2025, compared to $1,334,000, or $0.35 per diluted share during the first half of 2024. The increase was primarily due to the gain recorded on the sale of the compliance business of approximately $6.0M, net of taxes.

•	Operating Cash Flows - Cash flows from operations for the first half of 2025 were $882,000 compared to $796,000 during the first half of 2024.

•

Non-GAAP Measures – EBITDA for the first half of 2025 was $476,000, or 4%, compared to $282,000, or 2% of revenue, during the first half of 2024. Adjusted EBITDA was $1,400,000, or 13% of revenue, for the first half of 2025 compared to $415,000, or 4% of revenue, for the first half of 2024. Non-GAAP net income for the first half of 2025 was $762,000, or $0.20 per diluted share, compared to $(265,000), or $(0.07) per diluted share, during the first half of 2024. Adjusted free-cash flow was $1,217,000 for the first half of 2025 compared to $491,000 for first half of 2024. The improvement to Non-GAAP measures is largely due to the cost improvements and operational efficiencies made in the business.

Key Performance Indicators:

•	As of June 30, 2025, we had 11,770 customers who had an active contract during the past twelve months, compared to 12,112 as of June 30, 2024.

•	Subscription customers increased year-over-year by 104 to 971

•	Average ARR for subscriptions per customer at the end of the quarter was $11,039, up from $10,068 as of June 30, 2024.

Non-GAAP Financial Measures

The non-GAAP adjustments referenced below and herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets. and other expenses the Company believes to be non-recurring. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in the tables at the end of this press release.

Management believes that the use of EBITDA from continuing operations, Adjusted EBITDA from continuing operations, non-GAAP net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, free cash flow and adjusted free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating our own operating results over different periods of time.

3

EBITDA from continuing operations is calculated by excluding depreciation and amortization, interest expense, net, and income taxes from the loss from continuing operations. Adjusted EBITDA also excludes certain other expenses which the Company believes to be non-recurring as well as the gain or loss on the change in fair value of our interest rate swap. Non-GAAP net income (loss) from continuing operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from continuing operations and certain other adjustments noted in the tables below. Non-GAAP net income (loss) from continuing operations per share is calculated by dividing non-GAAP net income (loss) from continuing operations by the weighted-average diluted shares outstanding as presented in the calculation of GAAP net income (loss) from continuing operations per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, management generally allocates a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus management does not believe they are reflective of ongoing operations.

Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment and capitalized software. Adjusted free cash flow also deducts certain cash payments which the Company believe to be non-recurring in nature. Management considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

The presentation of non-GAAP financial information below and herein are not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate our business.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000's, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended June 30,
	2025	2024
	Amount	Amount

Net loss from continuing operations:	$(239)	$(683)
Adjustments:
Depreciation and amortization	739	728
Interest (income) expense, net	(11)	303
Income tax benefit	(9)	(137)
EBITDA from continuing operations	480	211
Acquisition and/or integration costs (1)	72	42
Other non-recurring expenses (2)	95	38
Stock-based compensation expense (3)	189	237
Adjusted EBITDA from continuing operations:	$836	$528

	Six Months Ended June 30,
	2025	2024
	Amount	Amount

Net loss from continuing operations:	$(1,004)	$(1,466)
Adjustments:
Depreciation and amortization	1,481	1,456
Interest expense, net	193	587
Income tax benefit	(194)	(295)
EBITDA from continuing operations	476	282
Acquisition and/or integration costs (1)	201	107
Other non-recurring expenses (2)	331	(132)
Stock-based compensation expense (3)	392	158
Adjusted EBITDA from continuing operations:	$1,400	$415

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, incurred during the periods.
(2)

For the three months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $10,000 and non-recurring fees of $85,000.  For the six months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $79,000, as well as corporate re-brand costs of $132,000 and non-recurring fees of $120,000. For the three and six months ended June 30, 2024, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $14,000 and $219,000, respectively, partially offset by one-time accounting fees, termination benefits and other non-recurring or unusual expenses of $52,000 and $87,000, respectively.

(3)

The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects. For the six months ended June 30, 2024, this amount includes a benefit as a result of the resignation of an executive officer.

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CALCULATION OF NON-GAAP NET INCOME (LOSS)

	Three Months Ended June 30,
	2025		2024
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(239)	$(0.06)	$(683)	$(0.18)
Adjustments:
Amortization of intangible assets(1)	630	0.16	637	0.17
Stock-based compensation expense(2)	189	0.05	237	0.06
Other unusual items(3)	167	0.04	80	0.02
Discrete items impacting income tax expense(4)	16	—	30	0.01
Tax impact of adjustments(5)	(207)	(0.05)	(200)	(0.05)
Non-GAAP net income (loss) from continuing operations:	$556	0.14	$101	$0.03
Weighted average number of common shares outstanding – diluted	3,857		3,823

	Six Months Ended June 30,
	2025		2024
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(1,004)	$(0.26)	$(1,466)	$(0.38)
Adjustments:
Amortization of intangible assets(1)	1,260	0.33	1,280	0.33
Stock-based compensation expense(2)	392	0.10	158	0.04
Other unusual items(3)	532	0.14	(25)	0.00
Discrete items impacting income tax expense(4)	41	0.01	85	0.02
Tax impact of adjustments(5)	(459)	(0.12)	(297)	(0.08)
Non-GAAP net income (loss) from continuing operations:	$762	0.20	$(265)	$(0.07)
Weighted average number of common shares outstanding – diluted	3,850		3,821

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)

The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects. For the six months ended June 30, 2024, this amount includes a benefit as a result of the resignation of an executive officer.

(3)

For the three months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $10,000 and non-recurring fees, including acquisition, integration and divestiture costs of $157,000.  For the six months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $79,000, as well as corporate re-brand costs of $132,000 and non-recurring fees, including acquisition, integration and divestiture costs of $321,000. For the three and six months ended June 30, 2024, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $14,000 and $219,000, respectively, partially offset by one-time accounting fees, termination benefits and other non-recurring or unusual expenses, including acquisition and integration expenses of $94,000 and $194,000, respectively.

(4)

This adjustment gives effect to discrete items that impact income tax expense. For the three and six months ended June 30, 2025 and 2024, this relates to additional expense associated with vesting of stock-based compensation awards.

(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended June 30,
	2025	2024

Net cash provided by operating activities (GAAP)	$135	$(190)
Payments for purchase of fixed assets and capitalized software	—	(155)
Free cash flow (Non-GAAP)	135	(345)
Cash paid for acquisition and integration related items (1)	31	—
Cash paid for other unusual items (2)	84	53
Adjusted free cash flow (Non-GAAP)	$250	$(292)

	Six Months Ended June 30,
	2025	2024

Net cash provided by operating activities (GAAP)	$882	$796
Payments for purchase of fixed assets and capitalized software	(35)	(416)
Free cash flow (Non-GAAP)	847	380
Cash paid for acquisition and integration related items (1)	118	23
Cash paid for other unusual items (2)	252	88
Adjusted free cash flow (Non-GAAP)	$1,217	$491

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, paid during the periods.
(2)

For the three and six months ended June 30, 2025, this relates to payments related to our corporate re-brand and other non-recurring fees. For the three and six months ended June 30, 2024, this adjustment gives effect to one-time accounting fees , termination benefits and other non-recurring or unusual expenses.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	August 12, 2025
Time:	9:00 a.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	793721
Live Webcast:	https://www.webcaster4.com/Webcast/Page/2667/52261

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331 | 877-481-4010
Passcode:	52261
Webcast Replay & Transcript	https://investors.accessnewswire.com/events-presentations

About ACCESS Newswire Inc.

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more visit www.accessnewswire.com.

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Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “commit,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “target,” “goal,” “project,” “continue to,” “confident,” or the negative of those terms or other comparable terminology. The forward-looking statements in this press release include, among other things, our confidence that our shift from pay-as-you-go to a subscription-based model is building the sustainable, predictable business we have been working toward and our belief that our various initiatives will further strengthen our performance and drive improved results in both the near and long-term.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission at www.sec.gov, including the Company’s Annual Reports filed on Form 10-K, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information:

ACCESS Newswire Inc.

Brian R. Balbirnie

(919)-481-4000

brianb@accessnewswire.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

9

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,111	$4,103
Accounts receivable (net of allowance for doubtful accounts of $1,600 and $1,059, respectively)	3,731	3,351
Other current assets	1,716	1,234
Current assets held for sale	116	1,338
Total current assets	9,674	10,026
Capitalized software (net of accumulated amortization of $3,789 and $3,644, respectively)	811	934
Fixed assets (net of accumulated depreciation of $813 and $914, respectively)	302	365
Right-of-use asset – leases	639	766
Other long-term assets	88	158
Goodwill	19,043	19,043
Intangible assets (net of accumulated amortization of $8,284 and $7,024, respectively)	10,716	11,976
Deferred tax asset	4,280	3,793
Non-current assets held for sale	—	3,577
Total assets	$45,553	$50,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,478	$1,423
Accrued expenses	2,394	1,699
Income taxes payable	2,684	56
Current portion of long-term debt	870	4,000
Deferred revenue	4,741	4,743
Current liabilities held for sale	—	893
Total current liabilities	12,167	12,814
Long-term debt (net of debt discount of $61 and $70, respectively)	2,112	11,930
Lease liabilities – long-term	495	668
Deferred Tax Liability	73	—
Other long-term liabilities	18	—
Total liabilities	14,865	25,412
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,868,826 and 3,838,743 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	4	4
Additional paid-in capital	24,728	24,259
Other accumulated comprehensive loss	(97)	(178)
Retained earnings	6,053	1,141
Total stockholders' equity	30,688	25,226
Total liabilities and stockholders’ equity	$45,553	$50,638

The accompanying notes are an integral part of these unaudited financial statements.

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Table of Contents

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Revenues	$5,621	$6,020	$11,097	$11,592
Cost of revenues	1,336	1,373	2,539	2,761
Gross profit	4,285	4,647	8,558	8,831
Operating costs and expenses:
General and administrative	1,752	1,842	3,705	3,481
Sales and marketing expenses	1,462	1,943	3,056	4,014
Product development	655	719	1,388	1,373
Depreciation and amortization	665	674	1,335	1,356
Total operating costs and expenses	4,534	5,178	9,484	10,224
Operating loss	(249)	(531)	(926)	(1,393)
Interest income (expense), net	11	(303)	(193)	(587)
Other income (loss), net	(10)	14	(79)	219
Loss before taxes	(248)	(820)	(1,198)	(1,761)
Income tax benefit	(9)	(137)	(194)	(295)
Net loss from continuing operations	(239)	(683)	(1,004)	(1,466)
Net income (loss) from discontinued operations, net of tax	(236)	690	5,916	1,334
Net income (loss)	$(475)	$7	$4,912	$(132)
Loss from continuing operations per share – basic	$(0.06)	$(0.18)	$(0.26)	$(0.38)
Loss from continuing operations per share – fully diluted	$(0.06)	$(0.18)	$(0.26)	$(0.38)
Income (loss) from discontinued operations per share – basic	$(0.06)	$0.18	$1.54	$0.35
Income (loss) from discontinued operations per share – fully diluted	$(0.06)	$0.18	$1.54	$0.35
Income (loss) per share – basic	$(0.12)	$0.00	$1.28	$(0.03)
Income (loss) per share – fully diluted	$(0.12)	$0.00	$1.28	$(0.03)
Weighted average number of common shares outstanding – basic	3,856	3,821	3,849	3,818
Weighted average number of common shares outstanding – fully diluted	3,857	3,823	3,850	3,821

The accompanying notes are an integral part of these unaudited financial statements.

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$4,912	$(132)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on disposal of business	(8,974)	—
Depreciation and amortization	1,509	1,540
Provision for credit losses	976	595
Deferred income taxes	(415)	(72)
Stock-based compensation expense	469	200
Non-cash interest adjustment on note payable	9	8
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(680)	(928)
Decrease (increase) in other assets	226	52
Increase (decrease) in accounts payable	131	(230)
Increase (decrease) in income tax payable	2,626	12
Increase (decrease) in accrued expenses	419	(341)
Increase (decrease) in deferred revenue	(326)	92
Net cash provided by operating activities	882	796

Cash flows from investing activities:
Proceeds from Sale of Compliance Business	12,000	—
Capitalized software	(23)	(400)
Purchase of fixed assets	(12)	(16)
Net cash provided by (used in) investing activities	11,965	(416)

Cash flows from financing activities:
Payment of long-term debt	(12,957)	(2,000)
Net cash used in financing activities	(12,957)	(2,000)

Net change in cash and cash equivalents	(110)	(1,620)
Cash and cash equivalents – beginning	4,103	5,714
Currency translation adjustment	118	(74)
Cash and cash equivalents – ending	$4,111	$4,020

Supplemental disclosures:
Cash paid for income taxes	$387	$101
Cash paid for interest	$317	$754

The accompanying notes are an integral part of these unaudited financial statements.

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